U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 3, 2002


                             DIAMOND HITTS PRODUCTION, INC.
               (Exact name of registrant as specified in its charter)


                                        Nevada
               (State or jurisdiction of incorporation or organization)


                                        0-26668
                              (Commission File Number)

                                      65-0036344
                      (I.R.S. Employer Identification Number)

5735G Santa Ana Canyon  Road, #243, Anaheim Hills, California         92807
          (Address of principal executive offices)                  (Zip Code)

                 Registrant's telephone number:  (888) 522-4597


           (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On July 12, 2002, the Registrant entered into an Acquisition Agreement to acquire 100% of the outstanding shares of Secure For Sure, Inc., a Nevada corporation ("SFS') (see Exhibit 2 to this Form 8-K). The purchase price of all right, title and interest in and to 100% of the outstanding shares of SFS is the following:

(a)  $5000 at closing

(b)  10% royalty on all sales for a period of 5 years.

(c) 884,000 individual postage stamps issued by the Aden States of South Arabia, such stamps to be held in escrow for a year and thereafter be delivered to the seller, provided that:

     (1) The various proprietary software products of the SFS are proven to be of merchantable quality, free of defects, and fit for their intended use to the Registrant's satisfaction; and

     (2)  The sales of the SFS's various software products exceed
     $1,000,000 for the 12 months ending August 31, 2003.

     SFS owns a product called Verified Security, which is a suite of computer security programs. This company was previously operated as a proprietorship, then incorporated on June 18, 2002 as SFS.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On July 3, 2002, the Registrant issued a total of 265,000,000 shares of restricted common stock to Gary Borglund as Trustee of the Hitsgalore/Systems Communication Creditors Trust (this now constitutes 48.93% of the total issued and outstanding common stock of the Registrant of 541,597,231 as of July 3, 2002). These shares were issued in connection with this trust, established on June 26, 2002, in order to benefit the combined creditors of Hitsgalore.com (now known as Diamond Hitts Production, Inc.) and Systems Communication, Inc. (see Exhibit 4 to this Form 8-K). All creditors of Hitsgalore and/or Systems Communications are able to elect to receive the liquidated proceeds of the trust. The Registrant common stock is to be liquidated under the trust over a period of 5 years commencing a year from the date of issuance; no more than 20% of the shares can be sold in any one year.

                                   SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Diamond Hitts Production, Inc.



Dated: July 18, 2002                     By: /s/  Mark Crist
                                         Mark Crist, President

                                EXHIBIT INDEX

Number                        Exhibit Description

2 Acquisition Agreement between the Registrant and shareholders of Secure For Sure, Inc., dated July 12, 2002
     (see below).

4     Hitsgalore, Systems Communications Creditors Trust
      Agreement between the Registrant and Gary Borglund, dated
      June 26, 2002 (see below).